    As filed with the Securities and Exchange Commission on November 12, 1997
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        AMERICAN COIN MERCHANDISING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                ----------------


      DELAWARE                                        84-1093721
(State of Incorporation)                 (I.R.S. Employer of Identification No.)

                               5660 CENTRAL AVENUE
                             BOULDER, COLORADO 80301
                                 (303) 444-2559
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                ----------------


                     AMENDED AND RESTATED STOCK OPTION PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
             -----------------------------------------------------
                            (Full title of the plan)

                                 JEROME M. LAPIN
                   CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER
                        AMERICAN COIN MERCHANDISING, INC.
                               5660 CENTRAL AVENUE
                             BOULDER, COLORADO 80301
                                 (303) 444-2559
                -----------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   Copies to:
                            JAMES C.T. LINFIELD, ESQ.
                               COOLEY GODWARD LLP
                        2595 CANYON BOULEVARD, SUITE 250
                          BOULDER, COLORADO 80302-6737
                                 (303) 546-4000

                                ----------------

                                                                     Page 1 of 6
                                                         Exhibit Index at Page 6

                         CALCULATION OF REGISTRATION FEE
================================================================================

============================================================================================================================
                                                        PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE            OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED               REGISTERED                SHARE (1)                 PRICE (1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Stock Options and                  601,868                    $17.00                 $10,196,427               $3,090
Common Stock (par value
$.01)
============================================================================================================================

================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act") The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to options and stock previously granted under the Registrant's Amended and Restated Stock Option Plan, as amended and (b) the price per share and aggregate offering price based upon the closing price of Registrant's Common Stock on November 10, 1997 as reported on the Nasdaq National Market for options and shares to be granted under the Amended and Restated Stock Option Plan and 1995 Non-Employee Director Stock Option Plan, as amended. The following chart illustrates the calculation of the registration fee:

============================================================================================================================
     TYPE OF SHARES            NUMBER OF SHARES             OFFERING PRICE PER   AGGREGATE OFFERING PRICE  REGISTRATION FEE
                                                                  SHARE
----------------------------------------------------------------------------------------------------------------------------
Shares issuable                      4,833                          $9.69(a)                 $46,832             $14
pursuant to options
outstanding under the
Amended and Restated
Stock Option Plan, as
amended
----------------------------------------------------------------------------------------------------------------------------
Shares issuable upon
exercise of options                539,035                          17.00(b)               9,163,595           2,777
available for grant
under the Amended and
Restated Stock Option
Plan, as amended
----------------------------------------------------------------------------------------------------------------------------
Shares issuable upon
exercise of options                 58,000                          17.00(b)                 986,000             299
available for grant
under the 1995
Non-Employee Director
Stock Option Plan, as
amended
============================================================================================================================

         (a) Weighted average exercise price.

         (b) Nasdaq National Market closing price of the Registrant's Common Stock on November 10, 1997.


================================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.




                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                 REGISTRATION STATEMENT ON FORM S-8 NO. 33-98888

     The contents of Registration Statement on Form S-8 No. 33-98888 filed with the Securities and Exchange Commission on November 1, 1995 are incorporated by reference herein.


                                    EXHIBITS

EXHIBIT
NUMBER
5.1              Opinion of Cooley Godward LLP.
10.35            Amendment to Registrant's Amended and Restated Stock Option Plan.
10.36            Amendment to Registrant's 1995 Non-Employee Director Stock Option Plan.
23.1             Consent of KPMG Peat Marwick LLP.
23.2             Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1             Power of Attorney is contained on the signature pages.



                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 12, 1997.

                                 AMERICAN COIN MERCHANDISING, INC.



                                 By: /s/ Jerome M. Lapin
                                     ------------------------------------------
                                    Jerome M. Lapin
                                    Chairman of the Board, President and Chief
                                    Executive Officer





                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome M. Lapin and W. John Cash, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



                                       4.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                              TITLE                                   DATE


                 /s/ Jerome M. Lapin                   Chairman of the Board, President,           November 12, 1997
-----------------------------------------------------  Chief Executive Officer (Principal
                   Jerome M. Lapin                     Executive Officer)


                  /s/ W. John Cash                     Vice President, Chief Financial             November 12, 1997
-----------------------------------------------------  Officer and Treasurer (Principal
                    W. John Cash                       Financial and Accounting Officer)


               /s/ Randall J. Fagundo                  Vice President of Operations,               November 12, 1997
-----------------------------------------------------  Secretary and Director
                 Randall J. Fagundo


                /s/ Abbe M. Stutsman                   Vice President of Product Development       November 12, 1997
-----------------------------------------------------  and Purchasing and Director
                  Abbe M. Stutsman


               /s/ J. Gregory Theisen                  Director                                    November 12, 1997
-----------------------------------------------------
                 J. Gregory Theisen


                /s/ Richard D. Jones                   Director                                    November 12, 1997
-----------------------------------------------------
                  Richard D. Jones


                                                       Director                                    November __, 1997
-----------------------------------------------------
                   Jim D. Baldwin


                /s/ John A. Sullivan                   Director                                    November 12, 1997
-----------------------------------------------------
                  John A. Sullivan


                                       5.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
5.1              Opinion of Cooley Godward LLP.
10.35            Amendment to Registrant's Amended and Restated Stock Option Plan.
10.36            Amendment to Registrant's 1995 Non-Employee Director Stock Option Plan.
23.1             Consent of KPMG Peat Marwick LLP.
23.2             Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1             Power of Attorney is contained on the signature pages.